UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2015

Blue Earth, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-148346 (Commission File Number)	98-0531496 (IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (702) 263-1808

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On October 14, 2015, Blue Earth, Inc. (the “Company”) issued a press release announcing a December 1st Record Date for Spin Out of EnSite shares to Shareholders of Record.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The exhibit in this Form 8-K is intended to be furnished under Item 8.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Except for historical information, this report contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

Item 9.01

Exhibits

(d)

Exhibits.

Exhibit No.	Description

99.1	Press release dated October 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2015	Blue Earth, Inc.

By: /s/ G. Robert Powell
Name: G. Robert Powell
Title: Chief Executive Officer

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